CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of The Hartford Mutual Funds, Inc. of our report dated December 22, 2023, relating to the financial statements and financial highlights of The Hartford Conservative Allocation Fund and Hartford AARP Balanced Retirement Fund, two series of The Hartford Mutual Funds, Inc., which appears in the Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Appendix A: Form of Agreement and plan of reorganization” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectus dated March 1, 2024, as supplemented June 20, 2024 and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated March 1, 2024, as supplemented March 27, 2024, May 15, 2024 and June 20, 2024 for The Hartford Mutual Funds, Inc., which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

July 19, 2024